NEWS

Yum! Brands Reports Fourth-Quarter Results and Increases Dividend
Industry Record Full-Year 4,560 Gross Unit Openings
Fourth-Quarter System Sales Growth of 10% excluding Russia Impact

Louisville, KY (February 8, 2023) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the fourth-quarter and year ended December 31, 2022. Fourth-quarter GAAP EPS was $1.29, an increase of 17%. Fourth-quarter EPS excluding Special Items was $1.31, an increase of 29%. Full-year GAAP EPS was $4.57, a decrease of (12)%. Full-year EPS excluding Special Items was $4.51, an increase of 1%. Full-year GAAP Operating Profit growth was 2%. Full-year Core Operating Profit1 growth was 6%, including a 2-point headwind from the removal of Russia profits.

DAVID GIBBS & CHRIS TURNER COMMENTS
David Gibbs, CEO, said “2022 was a landmark year for Yum! as we beat our own industry record for unit development, opening an incredible 4,560 gross new units. Despite a challenging environment, we achieved widespread system sales growth of 8% excluding Russia with $24 billion in digital sales, demonstrating that our iconic brands are more relevant, easy and distinctive than ever. I’m confident that our distinct competitive advantages including our world-class franchisees and the industry’s best talent will drive accelerated growth in the future.”

Chris Turner, CFO, said “Our fiscal 2022 results delivered on our raised long-term growth algorithm with record-setting net new unit growth and 4% same-store sales growth. Despite inflationary pressures and a 2-point negative impact from Russia, we delivered 6% Core Operating Profit growth – a testament to the strength of our enterprise. We remain focused on executing the strategies underlying our Recipe for Good Growth to drive our business forward. I'm also pleased to announce our Board of Directors approved an increased quarterly dividend of $0.605.”

RUSSIA UPDATE
•As previously announced, Yum! entered into a sale and purchase agreement to transfer ownership of our Russian KFC restaurants, operating system and master franchise rights, including the network of KFC franchised restaurants, to Smart Service Ltd., a business operated by one of our existing KFC franchisees in Russia. Under the agreement, the buyer will be responsible for rebranding locations to a non-Yum! concept and retaining employees in Russia. Completion of the transaction is subject to regulatory and governmental approvals, as well as other conditions. Following the completion of the transaction, we will have ceased our corporate presence in Russia.
•As of the beginning of the second quarter, we elected to remove Russia from our unit count and system sales, negatively impacting those key performance metrics as presented in our FOURTH-QUARTER HIGHLIGHTS and FULL-YEAR HIGHLIGHTS sections and the remainder of this release.
•Removing Russia from our prior year base, key performance metrics would have been as follows:

Key Performance Metrics Adjusted for Russia	% Change
	Fourth-Quarter		Full-Year
	System Sales Ex F/X	Units	System Sales Ex F/X	Units
KFC Division	+10	+7	+9	+7
Worldwide	+10	+6	+8	+6

1See reconciliation of Non-GAAP Measurements to GAAP Results in our Consolidated Summary of Results for further detail of Core Operating Profit.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8300 • investors.yum.com

SUMMARY FINANCIAL TABLE

	Fourth-Quarter			Full-Year
	2022	2021	% Change	2022	2021	% Change
GAAP EPS	$1.29	$1.11	+17	$4.57	$5.21	(12)
Special Items EPS[1]	$(0.02)	$0.09	NM	$0.06	$0.75	NM
EPS Excluding Special Items	$1.31	$1.02	+29	$4.51	$4.46	+1
1 See reconciliation of Non-GAAP Measurements to GAAP Results in our Consolidated Summary Results for further detail of Special Items.

FOURTH-QUARTER HIGHLIGHTS
•Worldwide system sales grew 8% excluding foreign currency translation, with KFC at 6%, Taco Bell at 14%, and Pizza Hut at 4%.
•We added 1,830 gross units during the fourth quarter.
•We repurchased 4.1 million shares totaling $486 million at an average price per share of $119.
•Foreign currency translation unfavorably impacted divisional operating profit by $42 million.

% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[2]
KFC Division	+6	+5	+3	+4	+16
Taco Bell Division	+14	+11	+5	+24	+24
Pizza Hut Division	+4	+1	+4	+22	+30
Worldwide	+8	+6	+4	+15	+22

FULL-YEAR HIGHLIGHTS
•Worldwide system sales grew 6% excluding foreign currency translation, with KFC at 6%, Taco Bell at 11%, and Pizza Hut at 3%.
•We added a record 4,560 gross units during the year.
•We repurchased 10 million shares totaling $1.2 billion at an average price per share of $119.
•Foreign currency translation unfavorably impacted divisional operating profit by $118 million.

% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[2]
KFC Division	+6	+4	+3	(3)	+5
Taco Bell Division	+11	+8	+5	+12	+12
Pizza Hut Division	+3	Even	+4	Even	+4
Worldwide	+6	+4	+4	+2	+6

2See reconciliation of Non-GAAP Measurements to GAAP Results in our Consolidated Summary of Results for further detail of Core Operating Profit.

All comparisons are versus the same period a year ago.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results in our Consolidated Summary of Results for further details.

Digital system sales includes all transactions where consumers at system restaurants utilize ordering interaction that is primarily facilitated by automated technology.

KFC DIVISION

	Fourth-Quarter				Full-Year
			%/ppts Change				%/ppts Change
	2022	2021	Reported	Ex F/X	2022	2021	Reported	Ex F/X
Restaurants	27,760	26,934	+3	NA	27,760	26,934	+3	NA
System Sales ($MM)	8,307	8,576	(3)	+6	31,116	31,365	(1)	+6
Same-Store Sales Growth (%)	+5	+5	NM	NM	+4	+11	NM	NM
Franchise & Property Revenues ($MM)	450	433	+4	+12	1,645	1,557	+6	+12
Operating Profit ($MM)	310	298	+4	+16	1,198	1,230	(3)	+5
Operating Margin (%)	39.0	37.5	1.5	2.5	42.3	44.0	(1.7)	(1.1)

	Fourth-Quarter (% Change)		Full-Year (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+7	+2	+7	Even
Same-Store Sales Growth	+6	+1	+5	(1)

•As of the beginning of the second quarter, we removed 1,112 units in Russia from our global KFC unit count, or 4% of beginning of year units.
•KFC Division opened 997 gross new restaurants during the quarter.
◦For the year, KFC Division opened 2,447 gross new restaurants in 103 countries.
•KFC Division ex-China same-store sales grew 9% for the quarter.
◦For the year, ex-China same-store sales grew 9%.
•As a result of our decision to exit the Russia business, fourth-quarter KFC Division and KFC International system sales growth were each negatively impacted by 4 percentage points. KFC Division operating profit growth excluding foreign currency was negatively impacted by 3 percentage points.
◦For the year, KFC Division system sales growth was negatively impacted by 3 percentage points, KFC International system sales growth was negatively impacted by 4 percentage points and KFC Division operating profit growth excluding foreign currency was negatively impacted by 4 percentage points.
•Foreign currency translation unfavorably impacted operating profit by $34 million for the quarter and $98 million for the year.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Fourth-Quarter (% Change)	Full-Year (% Change)
China	25%	(1)	(4)
United States	15%	+2	Even
Europe (excluding United Kingdom)	12%	+27	+29
Asia	11%	+11	+8
Australia	7%	+9	+9
United Kingdom	7%	+4	(1)
Middle East / Turkey / North Africa	6%	+38	+41
Latin America	6%	+16	+27
Africa	5%	+17	+24
Thailand	2%	+21	+24
Canada	2%	+3	+2
India	2%	+26	+49

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2022 adjusted for the exclusion of Russia.

TACO BELL DIVISION

	Fourth-Quarter				Full-Year
			%/ppts Change				%/ppts Change
	2022	2021	Reported	Ex F/X	2022	2021	Reported	Ex F/X
Restaurants	8,218	7,791	+5	NA	8,218	7,791	+5	NA
System Sales ($MM)	4,619	4,068	+14	+14	14,653	13,280	+10	+11
Same-Store Sales Growth (%)	+11	+8	NM	NM	+8	+11	NM	NM
Franchise & Property Revenues ($MM)	263	224	+18	+18	837	742	+13	+13
Operating Profit ($MM)	246	198	+24	+24	850	758	+12	+12
Operating Margin (%)	32.1	28.9	3.2	3.2	34.9	33.9	1.0	1.0

•Taco Bell Division opened 253 gross new restaurants during the quarter.
◦For the year, Taco Bell Division opened 496 gross new restaurants in 24 countries.
•Taco Bell U.S. system sales grew 14% and Taco Bell International system sales grew 23% for the quarter.
◦For the year, Taco Bell U.S. system sales grew 10% and Taco Bell International system sales grew 29%.
•Taco Bell U.S. same-store sales grew 11% and Taco Bell International same-store sales grew 4% for the quarter.
◦For the year, Taco Bell U.S. same-store sales grew 8% and Taco Bell International same-store sales grew 7%.
•Company-owned restaurant margins were approximately 23% for the quarter, flat year-over-year.
•Foreign currency translation unfavorably impacted operating profit by less than $1 million for the quarter and $2 million for the year.

PIZZA HUT DIVISION

	Fourth-Quarter				Full-Year
			%/ppts Change				%/ppts Change
	2022	2021	Reported	Ex F/X	2022	2021	Reported	Ex F/X
Restaurants	19,034	18,381	+4	NA	19,034	18,381	+4	NA
System Sales ($MM)	3,508	3,546	(1)	+4	12,853	12,955	(1)	+3
Same-Store Sales Growth (%)	+1	+3	NM	NM	Even	+7	NM	NM
Franchise & Property Revenues ($MM)	169	162	+4	+9	607	597	+2	+5
Operating Profit ($MM)	100	81	+22	+30	387	387	Even	+4
Operating Margin (%)	34.5	29.2	5.3	6.7	38.5	37.7	0.8	1.6

	Fourth-Quarter (% Change)		Full-Year (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+3	+5	+6	Even
Same-Store Sales Growth	(1)	+4	+1	(1)

•As of the beginning of the second quarter, we removed 53 units in Russia from our global Pizza Hut unit count.
•Pizza Hut Division opened 571 gross new restaurants during the quarter.
◦For the year, Pizza Hut Division opened 1,584 gross new restaurants in 73 countries.
•Pizza Hut International ex-China same-store sales grew 4% for the quarter.
◦For the year, ex-China same-store sales grew 6%.
•Foreign currency translation unfavorably impacted operating profit by $8 million for the quarter and $18 million for the year.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Fourth-Quarter (% Change)	Full-Year (% Change)
United States	41%	+5	Even
China	16%	(6)	(3)
Asia	14%	+7	+5
Latin America / Spain / Portugal	11%	+7	+12
Europe (excluding Spain & Portugal)	9%	+1	+8
Middle East / Turkey / North Africa	4%	+15	+15
Canada	3%	+8	+7
India	2%	+24	+47
Africa	<1%	+22	+20

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2022 adjusted for the exclusion of Russia.

THE HABIT BURGER GRILL DIVISION

•The Habit Burger Grill Division grew system sales 12% for the quarter and the year.
•The Habit Burger Grill Division same-store sales declined 1% for the quarter and the year.
•The Habit Burger Grill Division opened 9 gross new restaurants during the quarter.
◦For the year, The Habit Burger Grill Division opened 33 gross new restaurants.

OTHER ITEMS
•As we reported in the Form 8-K filed on January 18, 2023, we experienced a ransomware attack in January. The attack disrupted operations at fewer than 300 restaurants in one market for one day. Store operations were otherwise uninterrupted, and impacted information technology systems have largely been restored. We have incurred some incremental expenses relating to the remediation and investigation of the attack, but we do not expect such expenses to be material and do not otherwise expect this incident to have a material adverse impact on our business, operations or financial results. Because the forensic investigation is ongoing, we will have no further comment at this time.
•The Company's Board of Directors declared a dividend of $0.605 per share of common stock.  The quarterly dividend will be distributed March 10, 2023 to shareholders of record at the close of business on February 22, 2023.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the 2022 Form 10-K.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time Wednesday, February 8, 2023. The number is 844/200-6205 in the U.S., 833/950-0062 in Canada and 1-929-526-1599 for international callers, conference ID 493282.

The call will be available for playback beginning at 10:00 a.m. Eastern Time February 8, 2023 through February 15, 2023. To access the playback, dial 866/813-9403 in the U.S., 226/828-7578 in Canada, 0204/525-0658 for U.K. (local), and +44/204-525-0658 internationally, conference ID 070098.

The webcast and the playback can be accessed via the website by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q4 2022 Earnings Conference Call.”

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.

FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: the severity and duration of the COVID-19 pandemic, food safety and food borne-illness issues; health concerns arising from outbreaks of a significant health epidemic; the success of our franchisees and licensees; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; the macroeconomic and regional instability caused by the Russia conflict in Ukraine; our ability to protect the integrity or availability of IT systems or the security of confidential including personal information and other cybersecurity risks; the impact of the ransomware attack announced by us in January 2023 for which an investigation is ongoing, including any legal, reputational and financial risks resulting from the ransomware attack, as well as the identification and remediation of any possible deficiencies or material weakness(es) in our internal controls; our ability to successfully implement technology initiatives; our increasing dependence on multiple digital commerce platforms; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the loss of key personnel, or labor shortages or difficulty finding and retaining qualified employees; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; harm or dilution to our brands caused by franchisee and third party activity; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including changes in tax laws or disagreements with taxing authorities; consumer preferences and perceptions of our brands; failure to protect our service marks or other intellectual property; changes in consumer discretionary spending and general economic conditions, including inflationary pressures; competition within the retail food industry; not realizing the anticipated benefits from past or potential future acquisitions, investments or other strategic transactions; and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Yum! Brands, Inc., based in Louisville, Kentucky, and its subsidiaries franchise or operate a system of over 55,000 restaurants in more than 155 countries and territories under the company’s concepts – KFC, Taco Bell, Pizza Hut and the Habit Burger Grill. The Company's KFC, Taco Bell and Pizza Hut brands are global leaders of the chicken, Mexican-style food, and pizza categories, respectively. The Habit Burger Grill is a fast-casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. In 2023, Yum! Brands was included on the Bloomberg Gender-Equality Index and Newsweek’s lists recognizing America’s Most Responsible Companies and America’s Greatest Workplaces for Diversity. In 2022, the Company was named to the 2022 Dow Jones Sustainability Index North America and was among 3BL Media’s 100 Best Corporate Citizens.

Analysts are invited to contact:
Gavin Felder, Chief Strategy Officer and Interim Head, Investor Relations, at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Vice President, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/22	12/31/21		12/31/22	12/31/21
Revenues
Company sales	$624	$597	5	$2,072	$2,106	(2)
Franchise and property revenues	885	820	8	3,096	2,900	7
Franchise contributions for advertising and other services	510	473	8	1,674	1,578	6
Total revenues	2,019	1,890	7	6,842	6,584	4

Costs and Expenses, Net
Company restaurant expenses	526	495	(7)	1,745	1,725	(1)
General and administrative expenses	372	371	—	1,140	1,060	(8)
Franchise and property expenses	34	36	13	123	117	(4)
Franchise advertising and other services expense	514	486	(6)	1,667	1,576	(6)
Refranchising (gain) loss	(12)	(14)	(16)	(27)	(35)	(22)
Other (income) expense	7	14	NM	7	2	NM
Total costs and expenses, net	1,441	1,388	(4)	4,655	4,445	(5)

Operating Profit	578	502	15	2,187	2,139	2
Investment (income) expense, net	8	(34)	(124)	(11)	(86)	(88)
Other pension (income) expense	6	1	NM	9	7	(26)
Interest expense, net	137	128	(7)	527	544	3
Income before income taxes	427	407	5	1,662	1,674	(1)
Income tax provision	56	77	26	337	99	(242)
Net income	$371	$330	12	$1,325	$1,575	(16)

Basic EPS
EPS	$1.31	$1.13	16	$4.63	$5.30	(13)
Average shares outstanding	283	293	3	286	297	4

Diluted EPS
EPS	$1.29	$1.11	17	$4.57	$5.21	(12)
Average shares outstanding	287	298	4	290	302	4

Dividends declared per common share	$0.57	$0.50		$2.28	$2.00

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/22	12/31/21		12/31/22	12/31/21

Company sales	$138	$173	(20)	$491	$596	(18)
Franchise and property revenues	450	433	4	1,645	1,557	6
Franchise contributions for advertising and other services	205	188	9	698	640	9
Total revenues	793	794	—	2,834	2,793	1

Company restaurant expenses	119	144	17	426	490	13
General and administrative expenses	121	138	12	390	377	(3)
Franchise and property expenses	16	25	38	69	74	7
Franchise advertising and other services expenses	204	189	(8)	684	627	(9)
Other (income) expense	23	—	NM	67	(5)	NM
Total costs and expenses, net	483	496	2	1,636	1,563	(5)
Operating Profit	$310	$298	4	$1,198	$1,230	(3)

Company restaurant margin %[1]	13.4%	16.3%	(2.9) ppts.	13.2%	17.7%	(4.5) ppts.

Operating margin	39.0%	37.5%	1.5 ppts.	42.3%	44.0%	(1.7) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/22	12/31/21		12/31/22	12/31/21

Company sales	$311	$288	8	$1,002	$944	6
Franchise and property revenues	263	224	18	837	742	13
Franchise contributions for advertising and other services	192	172	11	598	552	8
Total revenues	766	684	12	2,437	2,238	9

Company restaurant expenses	241	224	(8)	766	719	(7)
General and administrative expenses	75	70	(6)	191	174	(9)
Franchise and property expenses	11	10	(3)	33	33	1
Franchise advertising and other services expenses	193	176	(10)	599	553	(8)
Other (income) expense	—	6	NM	(2)	1	NM
Total costs and expenses, net	520	486	(7)	1,587	1,480	(7)
Operating Profit	$246	$198	24	$850	$758	12

Company restaurant margin %[1]	22.9%	22.6%	0.3 ppts.	23.6%	23.9%	(0.3) ppts.

Operating margin	32.1%	28.9%	3.2 ppts.	34.9%	33.9%	1.0 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change B/(W)	Year ended		% Change B/(W)
	12/31/22	12/31/21		12/31/22	12/31/21

Company sales	$7	$7	(6)	$21	$46	(55)
Franchise and property revenues	169	162	4	607	597	2
Franchise contributions for advertising and other services	112	112	2	376	385	(2)
Total revenues	288	281	3	1,004	1,028	(2)

Company restaurant expenses	6	7	4	21	43	51
General and administrative expenses	66	73	9	211	201	(5)
Franchise and property expenses	4	2	(135)	13	11	(23)
Franchise advertising and other services expenses	116	120	3	382	395	3
Other (income) expense	(4)	(2)	NM	(10)	(9)	NM
Total costs and expenses, net	188	200	5	617	641	4
Operating Profit	$100	$81	22	$387	$387	Even

Company restaurant margin %[1]	3.5%	6.1%	(2.6) ppts.	(2.2)%	6.8%	(9.0) ppts.

Operating margin	34.5%	29.2%	5.3 ppts.	38.5%	37.7%	0.8 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	12/31/22	12/31/21
ASSETS
Current Assets
Cash and cash equivalents	$367	$486
Accounts and notes receivable, less allowance: $37 in 2022 and $36 in 2021	648	596
Prepaid expenses and other current assets	594	450
Total Current Assets	1,609	1,532

Property, plant and equipment, net of accumulated depreciation of $1,283 in 2022	1,171	1,207
and $1,270 in 2021
Goodwill	638	657
Intangible assets, net	354	359
Other assets	1,324	1,487
Deferred income taxes	750	724
Total Assets	$5,846	$5,966

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,251	$1,334
Income taxes payable	16	13
Short-term borrowings	398	68
Total Current Liabilities	1,665	1,415

Long-term debt	11,453	11,178
Other liabilities and deferred credits	1,604	1,746
Total Liabilities	14,722	14,339

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 280 shares and 289 shares issued in 2022 and 2021, respectively	—	—
Accumulated deficit	(8,507)	(8,048)
Accumulated other comprehensive loss	(369)	(325)
Total Shareholders' Deficit	(8,876)	(8,373)
Total Liabilities and Shareholders' Deficit	$5,846	$5,966

 See accompanying notes.

YUM! Brands, Inc.
Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year ended
	12/31/22	12/31/21
Cash Flows - Operating Activities
Net income	$1,325	$1,575
Depreciation and amortization	146	164
Impairment and closure expense	10	19
Refranchising (gain) loss	(27)	(35)
Investment (income) expense, net	(11)	(86)
Deferred income taxes	(55)	(200)
Share-based compensation expense	84	75
Changes in accounts and notes receivable	(84)	(46)
Changes in prepaid expenses and other current assets	1	(33)
Changes in accounts payable and other current liabilities	(39)	122
Changes in income taxes payable	17	(41)
Other, net	60	192
Net Cash Provided by Operating Activities	1,427	1,706

Cash Flows - Investing Activities
Capital spending	(279)	(230)
Proceeds from refranchising of restaurants	73	85
Other, net	4	(28)
Net Cash Used in Investing Activities	(202)	(173)

Cash Flows - Financing Activities
Proceeds from long-term debt	999	4,150
Repayments of long-term debt	(699)	(3,657)
Revolving credit facilities, three months or less, net	279	—
Repurchase shares of Common Stock	(1,200)	(1,591)
Dividends paid on Common Stock	(649)	(592)
Debt issuance costs	(11)	(37)
Other, net	(42)	(40)
Net Cash Used in Financing Activities	(1,323)	(1,767)
Effect of Exchange Rate on Cash and Cash Equivalents	(26)	(19)
Net Decrease in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(124)	(253)

Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Year	771	1,024
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Year	$647	$771

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);
•Effective Tax Rate excluding Special Items;
•Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation ("F/X") and we use Core Operating Profit for the purposes of evaluating performance internally.
•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (h) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year ended
	12/31/22	12/31/21	12/31/22	12/31/21
Detail of Special Items
Refranchising gain (loss)(a)	$1	$(1)	$6	$3
Operating profit impact from decision to exit Russia(b)	7	—	44	—
Charges associated with resource optimization(c)	(9)	(2)	(11)	(9)
Other Special Items Income (Expense)	—	(5)	(1)	(3)
Special Items Income (Expense) - Operating Profit	(1)	(8)	38	(9)
Charges associated with resource optimization - Other pension (expense) income(c)	—	—	—	1
Interest expense, net(d)	—	—	(28)	(34)
Special Items Income (Expense) before Income Taxes	(1)	(8)	10	(42)
Tax (Expense) Benefit on Special Items(e)	(1)	(1)	(3)	17
Tax Benefit - Intra-entity transfers and valuations of intellectual property(f)	82	35	82	251
Tax Expense - Income tax impacts from decision to exit Russia(g)	(3)	—	(72)	—
Tax Expense - Newly issued U.S. foreign tax credit regulations(h)	(82)	—	—	—
Special Items Income (Expense), net of tax	$(5)	$26	$17	$226
Average diluted shares outstanding	287	298	290	302
Special Items diluted EPS	$(0.02)	$0.09	$0.06	$0.75

	Quarter ended		Year ended
	12/31/22	12/31/21	12/31/22	12/31/21
Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$578	$502	$2,187	$2,139
Special Items Income (Expense)	(1)	(8)	38	(9)
Foreign Currency Impact on Divisional Operating Profit	(42)	N/A	(118)	N/A
Core Operating Profit	$621	$510	$2,267	$2,148

KFC Division
GAAP Operating Profit	$310	$298	$1,198	$1,230
Foreign Currency Impact on Divisional Operating Profit	(34)	N/A	(98)	N/A
Core Operating Profit	$344	$298	$1,296	$1,230

Taco Bell Division
GAAP Operating Profit	$246	$198	$850	$758
Foreign Currency Impact on Divisional Operating Profit	—	N/A	(2)	N/A
Core Operating Profit	$246	$198	$852	$758

Pizza Hut Division
GAAP Operating Profit	$100	$81	$387	$387
Foreign Currency Impact on Divisional Operating Profit	(8)	N/A	(18)	N/A
Core Operating Profit	$108	$81	$405	$387

Habit Burger Grill Division
GAAP Operating Profit (Loss)	$(10)	$(4)	$(24)	$2
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit (Loss)	$(10)	$(4)	$(24)	$2

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.29	$1.11	$4.57	$5.21
Special Items Diluted EPS	(0.02)	0.09	0.06	0.75
Diluted EPS excluding Special Items	$1.31	$1.02	$4.51	$4.46

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	13.3%	18.8%	20.3%	5.9%
Impact on Tax Rate as a result of Special Items	1.0%	(7.9)%	(0.5)%	(15.5)%
Effective Tax Rate excluding Special Items	12.3%	26.7%	20.8%	21.4%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 12/31/2022
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$310	$246	$100	$(10)	$(68)	$578
Less:
Franchise and property revenues	450	263	169	3	—	885
Franchise contributions for advertising and other services	205	192	112	1	—	510
Add:
General and administrative expenses	121	75	66	16	94	372
Franchise and property expenses	16	11	4	1	2	34
Franchise advertising and other services expense	204	193	116	1	—	514
Refranchising (gain) loss	—	—	—	—	(12)	(12)
Other (income) expense	23	—	(4)	4	(16)	7
Company restaurant profit	$19	$70	$1	$8	$—	$98
Company sales	$138	$311	$7	$168	$—	$624
Company restaurant margin %	13.4%	22.9%	3.5%	4.5%	N/A	15.6%

	Quarter ended 12/31/2021
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$298	$198	$81	$(4)	$(71)	$502
Less:
Franchise and property revenues	433	224	162	1	—	820
Franchise contributions for advertising and other services	188	172	112	1	—	473
Add:
General and administrative expenses	138	70	73	13	77	371
Franchise and property expenses	25	10	2	—	(1)	36
Franchise advertising and other services expense	189	176	120	1	—	486
Refranchising (gain) loss	—	—	—	—	(14)	(14)
Other (income) expense	—	6	(2)	1	9	14
Company restaurant profit	$29	$64	$—	$9	$—	$102
Company sales	$173	$288	$7	$129	$—	$597
Company restaurant margin %	16.3%	22.6%	6.1%	7.0%	N/A	17.2%

	Year ended 12/31/2022
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$1,198	$850	$387	$(24)	$(224)	$2,187
Less:
Franchise and property revenues	1,645	837	607	7	—	3,096
Franchise contributions for advertising and other services	698	598	376	2	—	1,674
Add:
General and administrative expenses	390	191	211	51	297	1,140
Franchise and property expenses	69	33	13	2	6	123
Franchise advertising and other services expense	684	599	382	2	—	1,667
Refranchising (gain) loss	—	—	—	—	(27)	(27)
Other (income) expense	67	(2)	(10)	4	(52)	7
Company restaurant profit	$65	$236	$—	$26	$—	$327
Company sales	$491	$1,002	$21	$558	$—	$2,072
Company restaurant margin %	13.2%	23.6%	(2.2)%	4.7%	N/A	15.8%

	Year ended 12/31/2021
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$1,230	$758	$387	$2	$(238)	$2,139
Less:
Franchise and property revenues	1,557	742	597	4	—	2,900
Franchise contributions for advertising and other services	640	552	385	1	—	1,578
Add:
General and administrative expenses	377	174	201	48	260	1,060
Franchise and property expenses	74	33	11	—	(1)	117
Franchise advertising and other services expense	627	553	395	1	—	1,576
Refranchising (gain) loss	—	—	—	—	(35)	(35)
Other (income) expense	(5)	1	(9)	1	14	2
Company restaurant profit	$106	$225	$3	$47	$—	$381
Company sales	$596	$944	$46	$520	$—	$2,106
Company restaurant margin %	17.7%	23.9%	6.8%	9.0%	N/A	18.1%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 12/31/22	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$793	$766	$288	$172	$—	$2,019

Company restaurant expenses	119	241	6	160	—	526
General and administrative expenses	121	75	66	16	94	372
Franchise and property expenses	16	11	4	1	2	34
Franchise advertising and other services expense	204	193	116	1	—	514
Refranchising (gain) loss	—	—	—	—	(12)	(12)
Other (income) expense	23	—	(4)	4	(16)	7
Total costs and expenses, net	483	520	188	182	68	1,441
Operating Profit (Loss)	$310	$246	$100	$(10)	$(68)	$578

Quarter Ended 12/31/21	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$794	$684	$281	$131	$—	$1,890

Company restaurant expenses	144	224	7	120	—	495
General and administrative expenses	138	70	73	13	77	371
Franchise and property expenses	25	10	2	—	(1)	36
Franchise advertising and other services expense	189	176	120	1	—	486
Refranchising (gain) loss	—	—	—	—	(14)	(14)
Other (income) expense	—	6	(2)	1	9	14
Total costs and expenses, net	496	486	200	135	71	1,388
Operating Profit (Loss)	$298	$198	$81	$(4)	$(71)	$502

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year Ended 12/31/22	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$2,834	$2,437	$1,004	$567	$—	$6,842

Company restaurant expenses	426	766	21	532	—	1,745
General and administrative expenses	390	191	211	51	297	1,140
Franchise and property expenses	69	33	13	2	6	123
Franchise advertising and other services expense	684	599	382	2	—	1,667
Refranchising (gain) loss	—	—	—	—	(27)	(27)
Other (income) expense	67	(2)	(10)	4	(52)	7
Total costs and expenses, net	1,636	1,587	617	591	224	4,655
Operating Profit (Loss)	$1,198	$850	$387	$(24)	$(224)	$2,187

Year Ended 12/31/21	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$2,793	$2,238	$1,028	$525	$—	$6,584

Company restaurant expenses	490	719	43	473	—	1,725
General and administrative expenses	377	174	201	48	260	1,060
Franchise and property expenses	74	33	11	—	(1)	117
Franchise advertising and other services expense	627	553	395	1	—	1,576
Refranchising (gain) loss	—	—	—	—	(35)	(35)
Other (income) expense	(5)	1	(9)	1	14	2
Total costs and expenses, net	1,563	1,480	641	523	238	4,445
Operating Profit (Loss)	$1,230	$758	$387	$2	$(238)	$2,139

The above tables reconcile segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Consolidated Summary of Results, Consolidated Balance Sheets
and Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarter and year ended December 31, 2022 are preliminary.

(a)Due to their size and volatility, we have reflected as Special Items those refranchising gains and losses that were recorded in connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018. As such, refranchising gains and losses recorded during 2022 and 2021 as Special Items are directly associated with restaurants that were refranchised prior to the end of 2018.

During the quarters ended December 31, 2022 and 2021, we recorded net refranchising gains of $1 million and net refranchising losses of $1 million, respectively, that have been reflected as Special Items. During the years ended December 31, 2022 and 2021, we recorded net refranchising gains of $6 million and $3 million, respectively, that have been reflected as Special Items.

Additionally, during the quarters ended December 31, 2022 and 2021, we recorded net refranchising gains of $11 million and $15 million, respectively, that have not been reflected as Special Items. During the years ended December 31, 2022 and 2021, we recorded net refranchising gains of $21 million and $32 million, respectively, that have not been reflected as Special Items. These gains relate to refranchising of restaurants in 2022 and 2021 that were not part of our aforementioned plans to achieve 98% franchise ownership and that we believe are now more indicative of our expected ongoing refranchising activity.

(b)In the first quarter of 2022, as a result of the Russian invasion of Ukraine, we suspended all investment and restaurant development in Russia. We also suspended all operations of our 70 company-owned KFC restaurants in Russia and began finalizing an agreement to suspend all Pizza Hut operations in Russia, in partnership with our master franchisee. Further, we pledged to redirect any future net profits attributable to Russia to humanitarian efforts. During the second quarter, we completed the transfer of ownership of the Pizza Hut Russia business to a local operator who has initiated the process of re-branding locations to a non-YUM concept. In October 2022, we announced that we have entered into a sale and purchase agreement to transfer ownership of our Russia KFC restaurants, operating system and master franchise rights, including the network of franchised restaurants, to Smart Service Ltd., a business operated by one of our existing KFC franchisees in Russia. Under the agreement, the buyer will be responsible for rebranding locations to a non-YUM concept and retaining employees in Russia. Completion of the transaction is subject to regulatory and governmental approvals, as well as other conditions agreed to by the parties. Following the completion of the transaction, we will have ceased our corporate presence in Russia.

Our GAAP operating results presented herein reflect revenues from and expenses to support the Russian operations for Pizza Hut, prior to the date of transfer, and KFC, for the entirety of the quarter and year ended December 31, 2022, within their historical financial statement line items and operating segments. However, given our decision to exit Russia and our pledge to direct any future net profits attributable to Russia subsequent to the date of invasion to humanitarian efforts, we have reclassed resulting net profits from the Division segment results in which they were earned to Corporate and unallocated. Additionally, we have incurred certain expenses related to the transfer of the businesses and other one-time costs related to our exit from Russia which we have recorded within Corporate and unallocated. The resulting net Operating Profit within Corporate and unallocated of $7 million and $44 million for quarter and year ended December 31, 2022, respectively, has been reflected as a Special Item as the amounts are not indicative of our ongoing results.

(c)During the quarter ended December 31, 2022, we recorded a charge of $9 million to General and administrative expenses and during the quarter ended December 31, 2021, we recorded a charge of $2 million to Other (income) expense related to a resource optimization program initiated in the third quarter of 2020.

During the year ended December 31, 2022, we recorded charges of $10 million to General and administrative expenses and $1 million to Other (income) expense related to this resource optimization program. During the year ended December 31, 2021, we recorded charges of $7 million to General and administrative expenses and $2 million to Other (income) expense and we recorded a credit of $1 million to Other pension (income) expense related to this resource optimization program.

This program is part of our efforts to optimize our resources, reallocating them toward critical areas of the business that will drive future growth. These critical areas include accelerating our digital, technology and innovation capabilities to deliver a modern, world-class team member and customer experience and improve unit economics. Due to the size and scope of the resource optimization program, these amounts have been reflected as Special Items.

(d)During the quarter ended June 30, 2022, the Company redeemed $600 million aggregate principal amount of 7.75% YUM Senior Unsecured Notes due in 2025 (the "2025 Notes"). The redemption amount was equal to 103.875% of the $600 million aggregate principal amount redeemed, reflecting a $23 million “call premium”. We recognized the call premium and the write-off of $5 million of unamortized debt issuance costs associated with the 2025 Notes within Interest expense, net.

During the quarter ended June 30, 2021, certain subsidiaries of the Company redeemed $1,050 million aggregate principal amount of 5.25% Subsidiary Senior Unsecured Notes due in 2026 (the “2026 Notes”). The redemption amount was equal to 102.625% of the $1,050 million aggregate principal amount redeemed, reflecting a $28 million “call premium”. We recognized the call premium and the write-off of $6 million of unamortized debt issuance costs associated with the 2026 Notes within Interest expense, net.

Due to their collective size and the fact that the amounts are not indicative of our ongoing interest expense, we reflected these charges as Special Items.

(e)Tax (Expense) Benefit on Special Items was determined based upon the impact of the nature, as well as the jurisdiction of the respective individual components within Special Items. Additionally, during the quarter and year ended December 31, 2021, we recorded as a Special Item a $2 million tax expense and a $8 million tax benefit, respectively, related to prior refranchisings for which the associated pre-tax gain or loss was recorded as Special.

(f)During the quarter ended June 30, 2021, the United Kingdom (“UK”) Finance Act 2021 was enacted resulting in an increase in the UK corporate income tax rate from 19% to 25%. As a result, in the quarter ended June 30, 2021, we remeasured the deferred tax assets originally recorded as part of a fourth quarter 2019 intercompany restructuring of intellectual property (“IP”) rights into the UK. Those deferred tax assets arose as a result of a step-up in amortizable tax basis to current fair value under applicable UK law. These deferred tax assets were originally recognized as a Special Item in 2019. The remeasurement which resulted in the recognition of an additional $64 million deferred tax benefit in the quarter ended June 30, 2021, was also recognized as a Special Item.

In July 2021, we concentrated management responsibility for European (excluding the UK) KFC franchise development, support operations and management oversight in Switzerland. Concurrent with this change in management responsibility, we completed intra-entity transfers of certain KFC IP rights from subsidiaries in the UK to subsidiaries in Switzerland. With the transfer of these rights, we received a step-up in amortizable tax basis to current fair value under applicable Swiss tax law. As a result of this transfer, we recorded a net, one-time benefit of $152 million as a Special Item in the quarter ended September 30, 2021.

In December 2021, we continued our KFC Europe Reorganization and completed intra-entity transfers of additional European KFC IP rights from subsidiaries in the U.S. to subsidiaries in Switzerland. With the transfers of these additional rights, we received a step-up in amortizable tax basis to current fair value under applicable Swiss tax law. As a result of this transfer, we recorded a net one-time tax benefit of $35 million as a Special Item in the quarter ended December 31, 2021.

In the quarter ended June 30, 2022, as a result of our decision to exit the Russia market, we recorded tax expense associated with the remeasurement of and establishment of a valuation allowance on a portion of the aforementioned deferred tax assets associated with the amortizable tax basis associated with the KFC IP rights held in Switzerland (see Note g). In the quarter ended December 31, 2022, we performed an annual valuation under Swiss laws of these Swiss IP rights, incorporating current assumptions as to the now expected future cash flows attributable to the IP. This valuation included now expected royalty growth assumptions in other parts of our business that use these IP rights which largely offset the loss of the Russia royalty income associated with such rights. Based on this valuation as well as future forecasting of taxable income, we remeasured and reassessed the need for valuation allowance on the deferred tax assets associated with the Swiss IP. As a result, we recorded a net tax benefit of $82 million as a Special Item in the quarter ended December 31, 2022.

(g)Our decision to exit the Russia market in the quarter ended June 30, 2022, resulted in a reduction in the tax basis of IP rights held in Switzerland due to the expected loss of the associated Russia royalty income associated with such rights going forward. As a result, we remeasured and reassessed the need for a valuation allowance on the associated deferred tax assets. In addition, we reassessed certain deferred tax liabilities associated with the Russia business given the expectation that the existing basis difference will now reverse by way of sale. Primarily as a result of these items, we recorded a net tax expense of $3 million and $72 million in the quarter and year ended December 31, 2022, respectively, that were reflected as Special Items.

(h)In January 2022, the U.S. Treasury published new regulations impacting foreign tax credit utilization beginning in the Company’s 2022 tax year. These regulations made foreign taxes paid to certain countries no longer creditable in the U.S. As a result, we reversed a valuation allowance associated with existing foreign tax credit carryforwards that we believed would be used to offset these non-creditable taxes in 2022 and future years. This valuation allowance reversal resulted in a tax benefit of $82 million in the quarter ended March 31, 2022. In November 2022, the U.S. Treasury published clarifying guidance on the January 2022 regulations. This clarifying guidance resulted in foreign taxes originally determined to be non-creditable under the January 2022 regulations to now be treated as creditable taxes. This is expected to result in much of the Company’s existing foreign tax credit carryforward deferred tax asset to expire unutilized. As a result, we re-established the valuation allowance that was reversed in the quarter ended March 31, 2022, resulting in a tax expense of $82 million in the quarter ended December 31, 2022. Both the original reversal and subsequent re-establishment of the valuation allowance were reflected as Special Items.